     As filed with the Securities and Exchange Commission on August 8, 2005
                                                     Registration No. 333-

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ALAMOSA HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                    DELAWARE                                    75-2890997
(State or other jurisdiction of incorporation or             (I.R.S. Employer
                  organization)                           Identification Number)

         5225 S. LOOP 289, LUBBOCK, TX                            79424
   (Address of Principal Executive Offices)                     (Zip Code)

                    ALAMOSA HOLDINGS, INC. THIRD AMENDED AND
                      RESTATED EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                DAVID E. SHARBUTT
                             CHIEF EXECUTIVE OFFICER
                             ALAMOSA HOLDINGS, INC.
                                5225 S. LOOP 289
                                LUBBOCK, TX 79424
                     (Name and address of agent for service)

                                 (806) 722-1100
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            Fred B. White, III, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                            New York, New York 10036
                                 (212) 735-3000

                              ---------------------

                         CALCULATION OF REGISTRATION FEE



                                                       PROPOSED
                                                       MAXIMUM        PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF         AMOUNT TO BE       OFFERING PRICE   AGGREGATE OFFERING       AMOUNT OF
 SECURITY TO BE REGISTERED        REGISTERED        PER SHARE (2)         PRICE (2)       REGISTRATION FEE
--------------------------- -------------------- ------------------ ------------------- --------------------

Common stock, par value
$0.01 per share (3)          400,000 shares (1)         $16.06           $6,424,000            $756.10


(1)  400,000 additional shares of common stock, par value $0.01 per share
     ("Common Stock"), of Alamosa Holdings, Inc. (the "Company") are being registered pursuant to the Company's Third Amended and Restated Employee
     Stock Purchase Plan (the "ESPP"). This registration statement also covers such indeterminate amount of securities as may be offered or sold pursuant to the terms of the ESPP to prevent dilution, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").

(2)  Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices of Common Stock on August 4, 2005, as reported on The Nasdaq
     National Market.

(3)  Includes associated rights to purchase Series A Preferred Stock, par value
     $0.01 per share, of the Company.

EXPLANATORY NOTE

         This registration statement is being filed solely to register the issuance of up to 400,000 additional shares of common stock, par value $0.01 per share ("Common Stock"), of Alamosa Holdings, Inc., a Delaware corporation (the
"Company"), pursuant to the Company's Third Amended and Restated Employee Stock
Purchase Plan (the "ESPP"). On February 22, 2005, the Board of Directors of the
Company unanimously approved an amendment to the ESPP to increase the number of shares of Common Stock authorized for issuance under the ESPP by 400,000 shares.
At the annual meeting of stockholders of the Company held on June 2, 2005, the
Company's stockholders approved such amendment. The Company previously filed a registration statement on Form S-8 (File No. 333-56430) on March 2, 2001, covering 600,000 shares of its Common Stock initially authorized for issuance under the ESPP. Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this registration statement the following documents filed with the U.S. Securities and Exchange
Commission (the "Commission"):

(a)  Annual Report on Form 10-K for the year ended December 31, 2004;
(b)  Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;
(c)  Current Report on Form 8-K, dated January 6, 2005;

(d)  Current Report on Form 8-K, dated January 28, 2005;
(e)  Current Report on Form 8-K, dated February 8, 2005;
(f)  Current Report on Form 8-K, dated February 16, 2005;
(g)  Current Report on Form 8-K, dated February 18, 2005, as amended by
     Amendment No. 1 on Form 8-K/A, dated March 11, 2005;
(h)  Current Report on Form 8-K, dated March 16, 2005;
(i)  Current Report on Form 8-K, dated March 30, 2005;
(j)  Current Report on Form 8-K, dated March 31, 2005;
(k)  Current Report on Form 8-K, dated April 7, 2005;
(l)  Current Report on Form 8-K, dated April 15, 2005;
(m)  Current Report on Form 8-K, dated April 22, 2005;
(n)  Current Report on Form 8-K, dated May 5, 2005;
(o)  Current Report on Form 8-K, dated May 16, 2005;
(p)  Current Report on Form 8-K, dated June 8, 2005;
(q)  Current Report on Form 8-K, dated June 13, 2005;
(r)  Current Report on Form 8-K, dated June 30, 2005;
(s)  Current Report on Form 8-K, dated August 8, 2005;
(t)  The description of the Common Stock contained in the Registrant's prospectus filed pursuant to Rule 424(b)(1) on November 7, 2001 (the
     "Prospectus"), which description is incorporated by reference in
     Registrant's Registration Statement on Form 8-A, filed with the Commission on November 27, 2001, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed with the Commission for purposes of updating such description; and
(u)  The description of the Preferred Share Purchase Rights contained in the
     Prospectus, which description is incorporated by reference in Registrant's
     Registration Statement on Form 8-A, filed with the Commission on November
     27, 2001, pursuant to the Exchange Act, including any amendments or reports filed with the Commission for purposes of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8. EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION

4.1       Third Amended and Restated Alamosa Holdings, Inc. Employee Stock
          Purchase Plan, filed as Exhibit 10.1 to the Current Report on Form
          8-K, dated June 8, 2005 (SEC File No. 001-16793), of Alamosa Holdings,
          Inc., which exhibit is incorporated herein by reference
5.1       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1      Consent of PricewaterhouseCoopers LLP
23.2      Consent of KPMG LLP
23.3      Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
          Exhibit 5.1)
24.1      Power of Attorney (included on the signature page hereto)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lubbock, State of Texas, on August 8, 2005.

                                            ALAMOSA HOLDINGS, INC.

                                            By: /s/ David E. Sharbutt
                                                --------------------------------
                                            Name:  David E. Sharbutt
                                            Title: Chairman of the Board of
                                                   Directors and Chief Executive
                                                   Officer

                                POWER OF ATTORNEY

     Each of the undersigned hereby appoints David E. Sharbutt as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act of 1933 any and all amendments and exhibits to this registration statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURE                                       TITLE

/s/ David E. Sharbutt               Director, Chairman of the Board of Directors
--------------------------          and Chief Executive Officer (Principal
David E. Sharbutt                   Executive Officer)
August 8, 2005

/s/ Kendall W. Cowan                Director, Chief Financial Officer (Principal
--------------------------          Financial Officer and Accounting Officer)
Kendall W. Cowan
August 8, 2005

                                    Director
--------------------------
Ray M. Clapp, Jr.
August 8, 2005

/s/ Scotty Hart                     Director
--------------------------
Scotty Hart
August 8, 2005

/s/ John F. Otto, Jr.               Director
--------------------------
John F. Otto, Jr.
August 8, 2005

                                    Director
--------------------------
Schuyler B. Marshall
August 8, 2005

/s/ Allen T. McInnes                Director
--------------------------
Allen T. McInnes
August 8, 2005

/s/ Thomas F. Riley, Jr.            Director
--------------------------
Thomas F. Riley, Jr.
August 8, 2005

/s/ Michael V. Roberts              Director
--------------------------
Michael V. Roberts
August 8, 2005

/s/ Jane E. Shivers                 Director
--------------------------
Jane E. Shivers
August 8, 2005

                                    Director
--------------------------
Jimmy R. White
August 8, 2005